Exhibit (o)(1)

POWER OF ATTORNEY

Each of the undersigned Directors/Trustees (each, a “Principal,” and collectively, the “Principals”) hereby severally from each other constitutes and appoints each of Jane E. Trust, Christopher Berarducci, Marc A. De Oliveira, Jeanne M. Kelly, Thomas C. Mandia, Rosemary D. Emmens, Tara E. Gormel and Bryan Sutherland (each, an “Agent” and collectively, the “Agents”), as his or her true and lawful representative and attorney-in-fact, with full power and authority of substitution and resubstitution, to do separately or jointly any and all acts and things and to execute any and all instruments which said Agents, or any of them, may deem necessary or advisable or which may be required to enable each trust or corporation listed in Schedule A hereto (each a “Company” and collectively, the “Companies”) to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any and all amendments (including post-effective amendments) to the registration statement of each Company specified in Schedule A hereto (or, in the case of Master Portfolio Trust, the registration statements of such other Companies as are specified therein), including specifically, but without limiting the foregoing, the power and authority to sign in the name and on behalf of such Principal in his or her capacity as a Trustee or Director of such Company, as applicable, any and all such amendments and registration statements filed with the Securities and Exchange Commission under the Acts, and any other instruments or documents related thereto, and each Principal does hereby ratify and confirm all that the Agents, or any of them, shall do or cause to be done by virtue hereof.

All past acts of the Agents in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Revocation of this Power of Attorney by a Principal will not have the effect of a revocation of this Power of Attorney by any other Principal. If it is determined by a court of competent jurisdiction that any provision of this Power of Attorney is invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Power of Attorney. Each Principal acknowledges that each Agent, in serving in such capacity at such Principal’s request, is not assuming, nor is any Company assuming, any of such Principal’s responsibilities to comply with the Acts.

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Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been duly executed by the undersigned in the capacities and as of the date(s) indicated.

Signature of Principal	Title	Date

/s/ Robert Abeles, Jr.	Director/Trustee	January 3, 2025
Robert Abeles, Jr.

/s/ Jane F. Dasher	Director/Trustee	January 3, 2025
Jane F. Dasher

/s/ Anita L. DeFrantz	Director/Trustee	January 3, 2025
Anita L. DeFrantz

/s/ Susan B. Kerley	Director/Trustee	January 3, 2025
Susan B. Kerley

/s/ Michael Larson	Director/Trustee	January 3, 2025
Michael Larson

/s/ Ronald L. Olson	Director/Trustee	January 3,2025
Ronald L. Olson

/s/ Avedick B. Poladian	Director/Trustee	January 3, 2025
Avedick B. Poladian

/s/ William E. B. Siart	Director/Trustee	January 3, 2025
William E. B. Siart

/s/ Jaynie M. Studenmund	Director/Trustee	January 3, 2025
Jaynie M. Studenmund

/s/ Peter J. Taylor	Director/Trustee	January 3, 2025
Peter J. Taylor

Schedule A

to

Power of Attorney

Name of Company	Registration Statement

Western Asset Funds, Inc.	Securities Act File No. 033-34929

Legg Mason Partners Income Trust	Securities Act File No. 002-96408*

Legg Mason Partners Institutional Trust	Securities Act File No. 033-49552*

Legg Mason Partners Money Market Trust	Securities Act File No. 002-91556*

Legg Mason Partners Variable Income Trust	Securities Act File No. 033-40603

Master Portfolio Trust	Each registration statement above marked with an asterisk